UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 23, 2013
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 23, 2013, Rainmaker Systems, Inc. entered into a Transition Agreement and Amendment of Executive Employment Agreement (the “Agreement”) with Timothy Burns, the Company's outgoing Chief Financial Officer, to provide for the transition of his duties and responsibilities to the Company's incoming Chief Financial Officer. Effective January 24, 2013, Mr. Burns will serve as Executive Vice President for a transition period expected to end no later than March 29, 2013.  The Agreement provides for severance payments equal to six months base salary and continued health benefits for six months, a special bonus of $25,000, continued vesting of restricted shares of the Company's common stock for six months after Mr. Burns' final day of employment and vesting of an additional 53,000 restricted shares of the Company's common stock previously granted to Mr. Burns.  Mr. Burns' base salary during the transition period will remain unchanged.  A copy of the Transition Agreement and Amendment of Executive Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Transition Agreement and Amendment of Executive Employment Agreement, dated as of January 23, 2013, between Rainmaker Systems, Inc. and Timothy Burns.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

January 25, 2013	/s/ Mallorie Burak
Date	(Signature)
By: Mallorie Burak
Title: Chief Financial Officer